Exhibit 10.10
EXECUTION VERSION
SCHEDULE
to the
Master Agreement
dated as of August 14, 2008
between GMAC LLC and RESIDENTIAL CAPITAL, LLC
(“Party A”)            (“Party B”)
All capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Loan Agreement, dated as of June 4, 2008, among Residential Funding Company, LLC, GMAC Mortgage, LLC (collectively, “Borrowers”), Residential Capital, LLC, and certain other Affiliates of the Borrowers party thereto as Guarantors, certain Affiliates of the Borrowers and the Guarantors party thereto as Obligors, GMAC LLC, as Initial Lender and as Lender Agent and certain other financial institutions and persons from time to time party thereto as Lenders, (as amended from time to time, the “Loan Agreement”).
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:
          Section 5(a)(v), Not applicable
          Section 5(a)(vi), Not applicable
          Section 5(a)(vii), Not applicable
          Section 5(b)(v), Not applicable
and in relation to Party B for the purpose of:
          Section 5(a)(v), Borrowers and Obligors
          Section 5(a)(vi), Borrowers, Subsidiaries and Obligors
          Section 5(a)(vii), Borrowers and Obligors
          Section 5(b)(v), Not applicable
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B provided that the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”.

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement.

“Threshold Amount” means with respect to Party A or its Credit Support Provider, 3% of stockholders’ equity (determined in accordance with United States generally accepted accounting principles, consistently applied) and, with respect to Party B, US$25,000,000.00; provided, however, with respect to a default under the Loan Agreement, Party B’s Threshold Amount shall be zero.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payment on Early Termination. Market Quotation and Second Method; provided, however, with respect to an Early Termination Date in which Party B is the Defaulting Party or Affected Party or a Partial Termination Date (as defined in Part 1(h)(iv) below), if Party A, in its sole discretion, enters into a replacement transaction with a Reference Market-maker to replace a Terminated Transaction or partially terminated Transaction, the quotation provided by such Reference Market-maker and accepted by Party A shall be deemed to be the Market Quotation for such Terminated Transaction or partially terminated Transaction, as applicable.

(g)	“Termination Currency” means with respect to payments made by Party A: U.S. Dollars and with respect payments made by Party B: Euros.

(h)	The “Additional Termination Event” provisions of Section 5(b)(v) will apply. The following shall be Additional Termination Event with respect to Party B as the sole Affected Party:
(i)	The Loan Agreement ceases to be in full force and effect (including in accordance with its terms).

(ii)	Party B, any Borrower or Obligor disaffirms, disclaims, repudiates or rejects, in whole or in part, any Credit Support Document or Party B’s obligations to Party A under this Agreement cease to be secured under any Credit Support Document.

(iii)	Any Credit Support Document with respect to Party B is amended, modified, supplemented, restated, or any provision of such document is waived which may have a material adverse effect on the rights of Party A hereunder or the ability of Party A to enforce its rights hereunder or under any Credit Support Document without the prior written consent of Party A; provided, however, that this Additional Termination Event shall not be applicable if GMAC LLC has consented to such amended, modified, supplemented, restated, or waiver in its capacity as Lender or Lender Agent under the Loan Agreement.

(iv)	Partial Termination. If there is a material reduction in the aggregate outstanding balance of the exposure under the Loan Agreement intended to be hedged hereunder (as determined by the Calculation Agent in good faith), Party B may, subject to Section 7.02(e) of the Loan Agreement, request a reduction in the notional amount of a Transaction in an amount corresponding to such reduction in the aggregate outstanding balance of such exposure by sending written notice to Party A designating a Partial Termination Date which date shall be no earlier than three Business Days after such written notice is received (the “Partial Termination Date”). Upon any such termination or reduction of a Notional Amount (as defined in the relevant Confirmation), a termination payment with respect to the portion of the notional amount terminated or reduced shall become payable by Party A and Party B. The Market Quotation amount will be calculated by Party A under Section 6(e) of this Agreement as though the portion of the relevant Transaction were early terminated and as if Party A were the party which is not the Affected Party for purposes of Section 6(e)(ii)(1) of this Agreement, as modified in Part 1(f) above. Any such amount payable by Party A and Party B shall be payable as of the Partial Termination Date. The partial termination payment owed by Party A to Party B shall be an amount is US Dollars equal to the sum of (i) (A) the amount of the reduction in the Notional Amount multiplied by (B) the Partial Termination Ratio plus (ii) the Market Quotation (expressed as a positive or negative, as determined by Party A). The partial termination payment owed by Party B shall be an amount in Euros equal to the amount of the reduction in the Notional Amount of the Transaction.

“Partial Termination Ratio” means a fraction in which the numerator is the amount expressed in US Dollars corresponding to the heading “Amount and currency payable by Party A” in the relevant Confirmation and the denominator is the amount expressed in Euros corresponding to the heading “Amount and currency payable by Party B” in such Confirmation.
Part 2. Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Party A and Party B makes the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:
(i)	It is a limited liability company established under the laws of the State of Delaware and its U.S. taxpayer identification number is 38-0572512.

(ii)	The following representations will apply to Party B:

It is a limited liability company established under the laws of the State of Delaware and its U.S. taxpayer identification number is 20-1770738.

Part 3. Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are:

Party required to
deliver document	Form/Document/Certificate	Date by which to be delivered
Party A & B	A correct, complete and executed U.S. Internal Revenue Service Form W-9, or any successor thereto.	Upon request.
(b)	Other documents to be delivered are:

Covered by
Party required to		Date by which to be delivered	Section 3(d)
deliver document	Form/Document/Certificate		Representation
Party A & B	Certificate of authority and specimen signatures of individuals executing this Agreement, Confirmations (as applicable)	Upon request	Yes

Party A & B	Certified copies of all corporate or company authorizations and any other documents with respect to the execution, delivery and performance of this Agreement	Upon request	Yes

Party B	Credit Support Documents specified in Part 4 of the Schedule, such Credit Support Document being duly executed if required.	Upon request	Yes

Party B	Each of the financial statements, reports, notices and other documents required to be delivered by Party B (or on its behalf) pursuant to Loan Agreement.	At the time that such documents are required to be delivered pursuant to the Loan Agreement; provided that if such documents are delivered to the Lender Agent on behalf of the Lenders, such documents will be deemed to be delivered to Party A under this Agreement.	No

Party B	Any proposed amendment, supplement, waiver, modification or restatement to the Loan Agreement or any Security Document.	Promptly upon receipt of such document, provided that if such documents are	No

Covered by
Party required to		Date by which to be delivered	Section 3(d)
deliver document	Form/Document/Certificate		Representation
delivered to the Lender Agent on behalf of the Lenders, such documents will be deemed to be delivered to Party A under this Agreement.

Party B	Legal opinions in a form satisfactory to Party A.	Upon execution of this Agreement.	No
Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:
GMAC LLC
200 Renaissance Center
Mail Code: 482-B12-C24
Detroit, MI 48265-2000
Attention: Swaps Administration Group
Facsimile No.: (313) 656-6275
Telephone No.: (313) 656-5518
Attention: Janice Barry
Telephone No.: 313-656-6280
Email: janice.barry@gmacfs.com
With a copy to:
Attention: Hector Teran
Telephone No.: 917-369-2345
Facsimile No.: 917-369-2416
Email: hector.teran@gmacfs.com
With a copy to:

Address:	GMAC LLC
767 Fifth Avenue
24th Floor
New York, New York 10153

Attention:	Swap Group
Fax No.: (917) 369-2416

Address for notices or communications to Party B:
Residential Capital, LLC
Attention: John Malloy
Address: 1100 Virginia Drive
Fort Washington, PA 19034

Telephone No.: (215) 682-3238
Facsimile No.: (215) 734-8866
E-mail: john.malloy@gmacrescap.com
With Copies to:
Attention: Mike Rowan
Telephone No.: (215) 734-5883
Facsimile No.: (215) 734-8880
E-mail: Mike.Rowan@gmacrescap.com
Attention: Melissa White
Telephone No.: (952) 857-6182
Facsimile No.: (866) 502-1250
E-mail: Melissa.white@gmacrfc.com
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: not applicable

Party B appoints as its Process Agent: not applicable

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch party.

Party B is not a Multibranch party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Party A: Not applicable

Party B: The Loan Agreement, the Security Agreement and the Hedge Pledge and Security Agreement and Irrevocable Proxy, dated as of August 14, 2008 among Party A, as Hedge Counterparty and as Hedge Collateral Agent and Party B and the other Borrowers, Grantors and Obligors party thereto from time to time as grantors.

(g)	Credit Support Provider. Credit Support Provider means in relation to Party A, none

Credit Support Provider means in relation to Party B, the Obligors and Grantors.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Section 5-1401 of the New York General Obligations Law).

(i)	Netting of Payments. “Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions. Section 2(c) of the Agreement shall not be applicable with respect to a partial termination as set forth in Part 1(h)(iv) hereof. For the avoidance of doubt, there shall be no netting of any payments between the parties on a Partial Termination Date.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a)	Additional Representations. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:
(i) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):—
(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for it in respect of that Transaction.

(4)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(5)	Other Transactions. It understands and acknowledges that the other party may, either in connection with entering into a Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.
(b)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(c)	Eligible Contract Participant. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant”, as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000.
(d)	Set-off. Section 6 of this Agreement is hereby amended by adding the following new subsection 6(f):
(f)	Set-off.

(i)	In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default or a Termination Event (other than a partial termination pursuant to Part 1(h)(iv) hereof), and the designation of an Early Termination Date pursuant to Section 6 of the Agreement with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation).

(ii)	For the purpose of cross-currency set-off, Y may convert either obligation at the applicable market exchange rate selected by Y on the relevant date.

(iii)	If the amount of an obligation is unascertained, Y may in good faith estimate that amount and set-off in respect of the estimate, subject to the relevant party accounting to the other when the amount of the obligation is ascertained.

(iv)	This clause (f) shall not constitute a mortgage, charge, lien or other security interest upon any of the property or assets of either party to this Agreement.
(e)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.
(f)	Definitions. Unless otherwise specified in a Confirmation and except in the case of FX Transactions and Currency Option Transactions (as defined below), each Confirmation shall be deemed to incorporate the 2006 ISDA Definitions (the “2006 Definitions”), published by the International Swap Dealers Association, Inc.. In the event of any inconsistency (1) between the provisions of the Definitions and this Agreement, this Agreement will prevail, (2) between the provisions of a Confirmation and the Definitions, the Confirmation will prevail, and (3) between the provisions of a Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.
(g)	Change of Account. Section 2(b) is hereby amended by adding the following at the end thereof:

“and provided that, unless the other party consents (which consent shall not be unreasonably withheld), such new account shall be in the same tax jurisdiction as the original account.”
(h)	All Confirmations. With respect to each Transaction, Party A will, on or promptly after the Trade Date thereof, send Party B a Confirmation substantially in the form of Confirmation used by Party A or in such other form as agreed by the parties. Party B will promptly thereafter (a) confirm the accuracy of such Confirmation or (b) request the correction of such Confirmation, indicating how the terms of such Confirmation should be correctly stated and such other terms should be added to or deleted from such Confirmation to make it correct.

(i)	Transfer. The following amendments are hereby made to Section 7:
(a)	In the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”; and

(b)	In clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”
(j)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement. It shall in particular be understood that this Severability clause shall not affect the “single agreement” concept of Section 1(c) of the Master Agreement.
     PART 6: Additional Terms for Foreign Exchange and Foreign Exchange Option Transactions
(a)	Incorporation of Definitions. The 1998 FX and Currency Option Definitions (the “Definitions”), published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and the Foreign Exchange Committee, are hereby incorporated by reference with respect to FX Transactions (as defined in the Definitions) and Currency Option Transactions (as defined in the Definitions). Terms defined in the Definitions shall have the same meanings in this Part 6.
(b)	Scope. Unless otherwise agreed in writing by the parties, each FX Transaction and Currency Option Transaction entered into between the parties before, on or after the date of this Agreement shall be a Transaction under this Agreement and shall be part of, subject to and governed by this Agreement. FX Transactions and Currency Option Transactions shall be part of, subject to and governed by this Agreement even if the Confirmation in respect thereof does not state that such FX Transaction or Currency Option Transaction is subject to or governed by this Agreement or does not otherwise reference this Agreement.
(c)	Where an FX Transaction or Currency Option is confirmed by means of exchange of electronic messages on an electronic messaging system or other document or other confirming evidence exchanged between the parties confirming such Transaction such messages, document or evidence will constitute a Confirmation for the purposes of this Agreement even where not so specified therein

EXECUTION VERSION
     IN WITNESS WHEREOF, the parties hereto have duly executed this Schedule to the Master Agreement as of the date first set forth above.

GMAC LLC		RESIDENTIAL CAPITAL, LLC

By:	/s/ David C. Walker	By:	/s/ Elizabeth T. Kelly
	Name: David C. Walker		Name: Elizabeth T. Kelly
	Title: Group Vice President & Treasurer		Title: Assistant Treasurer
FX Forward

FOREIGN EXCHANGE FORWARD CONFIRMATION

Date:	August 18, 2008

To:	RESIDENTIAL CAPITAL, LLC (“Party B”)

From:	GMAC LLC (“Party A”)

Transaction Reference Number:	US1614
The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date referred to below. This letter constitutes a “Confirmation” as referred to in the Master Agreement specified below.
The definitions and provisions contained in the 1998 FX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc., as such definitions are modified and amended by the Schedule to the Master Agreement) (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of August 14, 2008, as amended or supplemented from time to time (the “Master Agreement”) between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	August 18, 2008

Notional Amount:	EUR 128,000,000, subject to reduction on any Partial Termination Date pursuant to Part 1(h)(iv) of the Schedule.

Amount and currency payable by Party A:	USD 184,910,464, subject to partial payment and reduction on any Partial Termination Date pursuant to Part 1(h)(iv) of the Schedule.

Amount and currency payable by Party B:	EUR 128,000,000, subject to partial payment and reduction on any Partial Termination Date pursuant to Part 1(h)(iv) of the Schedule.

Settlement Date:	April 30, 2010, subject to partial termination pursuant to Part 1(h)(iv) of the Schedule.
Other terms and conditions:

Business Day Convention:	Following

Business Day:	New York
FX Forward

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Calculation Agent:	Party A

No Netting on Partial Termination Date:	The parties agree that there is no netting of payments on any Partial Early Termination Date unless the parties agree in writing to net any such payments.
FX Forward

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Account Details:
                    Payments to Party A: To be provided in written instructions.
                    Payments to Party B: To be provided in written instructions.
[Signature Page Follows]
FX Forward

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     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

GMAC LLC
By:
Name:
Title:

Accepted and confirmed as of the date first above written:
RESIDENTIAL CAPITAL, LLC

By
Name:

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